UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

July 9, 2018

Bylog Group Corp.

(Exact Name of Registrant as Specified in its Charter)

Nevada	333-211808	37-1791003
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

84/1 Bilang, Hutan #402, Liaoning Province,

Dalian City, District ZhongShan 116013, China

(Address of principal executive offices)

(775) 430-5510

(Registrant’s telephone number, including area code)

(Former Name or former address if changed from last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01 Changes in Control of Registrant.

On July 9, 2018, as a result of a private transaction, 9,000,000 shares of common stock (the “Shares”) of Bylog Group Corp. (the “Company”), has been transferred from Dmitrii Iaroshenko to the Purchasers listed on Exhibit 99.2 (the “Purchasers”), with Dehang ZHOU becoming a 43% holder of the voting rights of the Company, and the Purchasers becoming the controlling shareholders. The consideration paid for the Shares, which represent 79% of the issued and outstanding share capital of the Company on a fully-diluted basis, was $424,000. The source of the cash consideration for the Shares was personal funds of the Purchasers. In connection with the transaction, Dmitrii Iaroshenko released the Company from all debts owed.

There are no arrangements or understandings among members of both the former and new control persons and their associates with respect to the election of directors of the Company or other matters. The information set forth in Item 5.02 of this Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Upon the change of control of the Company, which occurred on July 9, 2018, the existing director and officer resigned immediately. Accordingly, Dmitrii Iaroshenko, serving as the sole director and as the only officer, ceased to be the Company’s President, Treasurer, Secretary and Director. At the effective date of the transfer, Dehang ZHOU has consented to act as the new President, CEO, CFO, Treasurer, Secretary and Chairman of the Board of Directors of the Company.

Dehang ZHOU, in 2003 until 2014, was a sole proprietor importing and exporting fashion, clothing, and as a retailer and wholesaler. Afterwards, he extended his businesses related to environmental preservation, healthcare products and new energy electric automobiles.

From 2015 until the present, Dehang ZHOU has been the Vice-Chairman of Henan Lehehe Health Industry Group. The Group owns more than 80 trademarks, more than 10 technical patents, and more than 50 health food formula with the National Food and Drug Administration. In addition, there are four GMP production workshops and SC certification workshops for health food and functional food production (with more than 10 lines of production). Distribution of these products are made through various subsidiaries, Henan Lehehe Health Industry Company Limited, Henan Lehehe Health Industry Company Limited, Henan Jiangdian Food Company Limited, Sanmenxia Lerenjia Food Company Limited, etc.

Beginning 2018, Dehang ZHOU became the Vice Chairman of Xingang Technology Group, Hainan Province, China. Xingang Group manufactures, sells, markets, researches and develops new energy electric automobiles (cars, SUVs, SPVs, coaches and buses).

The Group is planning to setup, promote online-to-offline (O2O) sales, and marketing. Healthcare and cosmetics products, as well as the environmental-friendly new energy electric automobiles are being sold, via the O2O platform, and physical stores, to consumers in the South East Asian Countries like Malaysia, Indonesia and the Philippines. In the two years of 2018 and 2019, the Group is planning to setup over 10,000 overseas outlets. Under the leadership of Dehang ZHOU, six-layer shelves that are being used to display and sell consumer products will be in the number of 100,000 units, internationally. This network paves the foundation of solid and sustainable growth of the Company businesses.

Among the staff, there were some handicapped people. So, Dehang ZHOU has been a benevolent entrepreneur since his early days as a business owner.

Besides, Dehang ZHOU has been actively participating in various social activities. This year (2018), he became a Honorary Chairman of Hong Kong Anti-Narcotics Youth Services Cadet.

With the social image built by Mr. ZHOU, the board appoints him as a member of board of directors in July 2018.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1	WAIVER AND CONSENT TO ACTIONS IN LIEU OF A SPECIAL MEETING OF THE DIRECTOR OF BYLOG GROUP CORP.
99.2	STOCK PURCHASE AGREEMENT, DATED JULY 6, 2018, BY AND AMONG DMITRII IAROSHENKO, THE PURCHASERS, AND THE COMPANY.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

July 9, 2018

Bylog Group Corp.

/s/ Dehang ZHOU
By:	Dehang ZHOU
Title:	President

EXHIBIT INDEX

Exhibit No.	Document Description

99.1	WAIVER AND CONSENT TO ACTIONS IN LIEU OF A SPECIAL MEETING OF THE DIRECTOR OF BYLOG GROUP CORP.
99.2	STOCK PURCHASE AGREEMENT, DATED JULY 6, 2018, BY AND AMONG DMITRII IAROSHENKO, THE PURCHASERS, AND THE COMPANY.